UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2010 (August 17, 2010)

MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona	85283
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2010, Mobile Mini, Inc. (the “Company”) and certain of its subsidiaries entered into a Second Amendment to ABL Credit Agreement (the “Amendment”) with Deutsche Bank AG New York Branch and the other lenders party thereto. The Amendment amends the ABL Credit Agreement dated June 27, 2008, as amended on August 31, 2008, among the Company and certain of its subsidiaries, Deutsche Bank AG New York Branch and the other lenders party thereto, with Deutsche Bank as administrative agent (the “Credit Agreement”).

As discussed below, the Amendment provides for (i) new defined terms in the ABL Credit Agreement relating to a permitted refinancing of the Company’s senior notes; (ii) revisions to the “Payment Conditions” (as defined in the ABL Credit Agreement) allowing restricted payments and acquisitions to occur without financial covenants so long as the Company has $250 million of proforma excess borrowing availability under the ABL Credit Agreement; and (iii) a reduction in total borrowing availability by $50 million.

Pursuant to the Amendment, any refinancing of the Company’s senior notes may not be for a higher principal amount than the principal amount of the senior notes outstanding, unless any amount in excess of the principal amount of the senior notes outstanding is used to pay down indebtedness under the Credit Agreement. Moreover, any refinancing indebtedness shall not be subject to financial covenants, nor to other covenants more restrictive than those provided for in the Credit Agreement. Finally, any refinancing indebtedness shall be unsecured and shall have a maturity and weighted average life no shorter than the outstanding senior notes being refinanced.

In addition, the definition of Payment Conditions in the Credit Agreement was amended to provide that financial covenants would not be applicable when making Restricted Payments or Acquisitions (both as defined in the Credit Agreement) if the Company has $250 million of proforma excess availability under the facility..

Finally, in connection with the Amendment, the Company elected to reduce the total availability under the Credit Agreement by $50 million to $850 million. At June 30, 2010 (prior to the Amendment), the Company had approximately $446.9 million of borrowings outstanding and $335.3 million of additional borrowing availability under the Credit Agreement, based upon borrowing base calculations as of such date.

The foregoing description of the Amendment is qualified in its entirety by the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment to ABL Credit Agreement, dated August 18, 2010, between Mobile Mini, certain of its subsidiaries, Deutsche Bank AG New York Branch and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2010

  MOBILE MINI, INC.

  By:   /s/ Christopher J. Miner
Name: Christopher J. Miner Title: Senior Vice President and General Counsel